EXECUTIVE EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT ("Agreement") dated as of December 26, 1997 (the "Effective Date"), by and between DENAMERICA CORP., a Georgia corporation ("Employer"), and TODD S. BROWN ("Executive").

         WHEREAS, Employer currently employs Executive pursuant to an employment agreement; and

         WHEREAS, Employer desires to continue to employ Executive following the expiration of that agreement, and Executive desires to accept such employment, all on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

         1. Employment; Duties. Employer hereby employs Executive, and Executive hereby accepts such employment, as Senior Vice President, Treasurer, and Chief Financial Officer of Employer and in such other executive capacities and for such other executive duties and services as shall from time to time be mutually agreed upon by Employer and Executive.

         2. Full Time Occupation. Executive shall devote such of Executive's business time, attention, and efforts to the performance of Executive's duties under this Agreement as shall be reasonably necessary for the performance of such duties, shall serve Employer faithfully and diligently, and shall not engage in any other employment while employed by Employer.

         3. Compensation and Other Benefits.

                  (a) Salary. Employer shall pay to Executive, as compensation for the services rendered by Executive during Executive's employment under this Agreement, a base salary to be paid in equal bi-weekly installments or in such other periodic installments upon which Employer and Executive shall mutually agree, as follows:

                  Year Ended                         Base Salary
                  ----------                         -----------

                  December 31, 1998                  $160,000
                  December 31, 1999                  $175,000
                  December 31, 2000 and thereafter   $190,000

                  (b) Bonus. Executive shall be eligible to receive an annual bonus in an amount to be determined by Employer's Board of Directors, in its sole discretion.

                  (c) Other Benefits. In addition to base salary and any bonus paid to Executive pursuant to Section 3(a) and 3(b), above, during the term of Executive's employment hereunder, Employer shall provide Executive with the following:

                           (i)  Medical  Benefits.  Participation  in such group
medical, accident, disability and dental plans, if any, as may be provided from time to time by Employer to other similar level executive employees of Employer.

                           (ii) Life Insurance. Life insurance covering the life
of Executive in an amount comparable to that provided from time to time by Employer to other similar level executive employees of Employer.
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                           (iii)  Vacation.  Four (4) weeks paid vacation during
each twelve (12) month period beginning January 1, 1998. Any vacation not used in a calendar year may be carried forward into the next year; provided, however, that no more than eight (8) weeks vacation may be taken in any one calendar year. Executive shall not receive any compensation for unused vacation. Vacation shall be taken at such times as determined by Executive and approved by the Chief Executive Officer.

                  (d) Reimbursement. Without limiting the foregoing, Employer shall reimburse Executive for all travel and entertainment expenses and other ordinary and necessary business expenses incurred by Executive in connection with the business of Employer and Executive's duties under this Agreement. The term "business expenses" shall not include any item not at least partially deductible by Employer for federal income tax purposes. To obtain reimbursement, Executive shall submit to Employer receipts, bills,or sales slips for the expenses incurred. Reimbursements shall be made by Employer monthly within 10 business days of presentation by Executive of evidence of the expenses incurred.

                  (e) Fringe Benefits. Executive shall be entitled to participate in any other group insurance, pension, retirement, and other plans, programs, and benefits approved by the Board of Directors and made available from time to time to executive employees of Employer generally during the term of Executive's employment hereunder. The foregoing shall not obligate Employer to adopt or maintain any particular plan, program, or benefit.

                  (f) Automobile. Employer shall provide Executive with a luxury automobile for use in connection with the business of Employer and Executive's duties under this Agreement, along with appropriate comprehensive insurance coverage including property, med pay, bodily injury, underinsured and uninsured coverage. The automobile shall be of such make, model and year as is appropriate for a person with Executive's responsibilities.

         4. Term of Employment.

                  (a) Employment Term. The term of Executive's employment (the "Employment Term") hereunder shall commence on the Effective Date of this Agreement and shall continue until December 31, 2000 and from year to year thereafter, unless and until terminated by either party giving written notice to the other not less than 60 days prior to the end of the then-current term.

                  (b) Termination Under Certain Circumstances. Notwithstanding anything to the contrary herein contained:

                           (i)   Death.    Executive's   employment   shall   be
automatically terminated, without notice, effective upon the date of Executive's death;

                           (ii)  Disability.  If  Executive  shall  fail,  for a
period of more than 90 consecutive days, or for 90 days within any 180 day period, to perform any of Executive's duties under this Agreement as the result of illness or other incapacity, Employer may, at its option, upon notice to Executive, terminate Executive's employment effective on the date of that notice;

                           (iii) Unilateral Decision of Employer.  Employer may,
at its option, upon notice to Executive, terminate Executive's employment effective on the date of that notice;

                           (iv) Unilateral Decision by Executive. Executive may,
at his option, upon notice to Employer, terminate Executive's employment effective on the date of that notice;

                           (v)  Termination  "For Cause".  Employer  may, at its
option, upon notice to Executive, terminate Executive's employment "for cause" effective on the date of such notice if Executive engages in an act or acts involving a crime, moral turpitude, fraud, or dishonesty; or
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                           (vi) Change in  Control.  In the event of a Change of
Control of Employer as defined in Section 4(d), below, Executive may, at his option, upon notice to Employer within 30 days after such Change in Control of Employer, terminate Executive's employment effective on the date of the notice.

                  (c) Result of Termination. In the event of the termination of Executive's employment pursuant to Section 4(b)(i), (ii), (iv) or (v) above, Executive shall receive no further compensation under this Agreement. In the event of the termination of Executive's employment pursuant to Section 4(b)(iii) above, Executive shall continue to receive Executive's fixed cash compensation for a period of 12 months following the date of such termination. In the event of termination of Executive's employment pursuant to Section 4(b)(vi), then (i) Employer shall pay Executive in a lump sum on the date of termination an amount equal to his fixed salary for the longer of one year or the balance of the then-current term of Executive's employment under this Agreement as if such employment had not terminated, and (ii) all of Executive's stock options that are not vested and exercisable as of the date of such termination shall immediately vest and become exercisable in full.

                  (d) Change in Control. The term "Change in Control" of Employer shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 that serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred if and when:

                           (i) any  person  (as  such  term is used in  Sections
13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than a current director or officer of Employer becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly of securities of Employer representing 20% or more of the combined voting power of Employer's then-outstanding securities, except that this provision shall not apply to any public or private offering of Employer's common stock;

                           (ii) during the period of this Agreement, individuals
who, at the beginning of such period, constituted the Board of Directors of Employer (the "Original Directors") cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved (an "Approved Director") by the unanimous vote of a Board of Directors constituted entirely of Original Directors and Approved Directors;

                           (iii)  a  tender  offer  or  exchange  offer  is made
whereby the effect of such offer is to take over and control Employer and such offer is consummated for the ownership of securities of Employer representing 20% or more of the combined voting power of Employer's then-outstanding voting securities;

                           (iv) Employer is merged, consolidated, or enters into
a reorganization transaction with another person and as the result of such merger, consolidation, or reorganization less than 75% of the outstanding equity securities of the surviving or resulting person shall then be owned in the aggregate by the former stockholders of Employer; or

                           (v)  Employer  transfers  substantially  all  of  its
assets to another person or entity that is not a wholly owned subsidiary of Employer. Sales of Employer's Common Stock beneficially owned or controlled by Executive shall not be considered in determining whether a Change in Control has occurred.

         5. Competition and Confidential Information.

                  (a) Interests to be Protected. The parties acknowledge that Executive will perform essential services for Employer during the term of Executive's employment with Employer. Executive will be exposed to, have access to, and be required to work with, a considerable amount of Confidential Information (as defined below). The parties also expressly recognize and acknowledge that the personnel of Employer have been trained by and are valuable to Employer and that Employer will incur substantial expense in recruiting and training personnel if
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
Employer must hire new personnel or retrain existing personnel to fill vacancies. The parties also expressly recognize that it could seriously impair the goodwill and diminish the value of Employer's business should Executive compete with Employer in any manner whatsoever. The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable, and it is necessary for the protection of Employer, its stockholders, and employees. For these and other reasons, and the fact that there are many other employment opportunities available to Executive if he should terminate his employment, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are entered into freely, voluntarily, and knowingly. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                  (b) Non-Competition. During the term of Executive's employment with Employer and for the period ending 12 months after the termination of Executive's employment with Employer, regardless of the reason therefor except for termination resulting from a Change in Control, Executive shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) engage or become financially interested in any competitive business conducted within the Restricted Territory (as defined below). As used herein, the term "competitive business" shall mean any business that owns, operates, or franchises full-service family or casual dining establishments; and the term "Restricted Territory" shall mean any area in which Employer conducts its restaurant business during Executive's employment hereunder.

                  (c) Non-Solicitation of Employees. During the term of Executive's employment and for a period of 12 months after the termination of Executive's employment with Executive, regardless of the reason therefor, Executive shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person, company, partnership, corporation, or other entity, seek to hire or hire any of Employer's personnel or employees for the purpose of having such employee engage in services that are the same, similar, or related to the services that such employee provided for Employer.

                  (d) Confidential Information. Executive shall maintain in strict secrecy all confidential or trade secret information relating to the business of Employer (the "Confidential Information") obtained by Executive in the course of Executive's employment, and Executive shall not, unless first authorized in writing by Employer, disclose to, or use for Executive's benefit or for the benefit of any person, firm or entity at any time either during or subsequent to the term of Executive's employment, any Confidential Information, except as required in the performance of Executive's duties on behalf of Employer. For purposes hereof, Confidential Information shall include without limitation any financial information with respect to Employer's business; any construction plans and drawings or other reproductions or materials of any kind; any trade secrets, knowledge, or information with respect to products and services provided, menu selection, site selection, the purchase or lease and use of equipment, fixtures, furnishings, signs, inventory, ingredients, and other products and materials required for or related to the development, operation, or franchising of its restaurants; any operating procedures, techniques, or know-how; any business methods or forms; any names, addresses, or data on suppliers; and any business policies or other information relating to or dealing with the financing, purchasing, sales, advertising, promotional, or distribution policies or practices of Employer.

                  (e) Return of Books and Papers. Upon the termination of Executive's employment with Employer for any reason, Executive shall deliver promptly to Employer all cost, pricing, and other financial data; all samples or demonstration models, catalogues, manuals, memoranda, drawings, formulae and specifications, and operating procedures; all supplier information; all other written or printed materials that are the property of Employer (and any copies of them); and all other materials which may contain Confidential Information relating to the business of Employer, which Executive may then have in his possession whether prepared by Executive or not.

                  (f) Disclosure of Information. Executive shall disclose promptly to Employer, or its nominee, any and all ideas, designs, processes and improvements of any kind relating to the business of Employer, whether
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
patentable or not, conceived or made by Executive, either alone or jointly with others, during working hours or otherwise, during the entire period of Executive's employment with Employer, or within six months thereafter.

                  (g) Equitable Relief. In the event a violation of any of the restrictions contained in this Section is established, Employer shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. In the event of a violation of any provision of Sections 5(b), (c), or (f) of this Agreement, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

                  (h) Restrictions Separable. If the scope of any provision of this Section is found by a Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Section may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

         6. Miscellaneous.

                  (a) Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) if personally delivered, on the date of delivery, (ii) if by facsimile transmission, 24 hours after transmitter's confirmation of the receipt of such transmission, (iii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid and addressed as provided below, or (iv) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service addressed as follows:

                           (i)      If to Employer:

                                    DenAmerica Corp.
                                    7373 N. Scottsdale Road
                                    Suite C-240
                                    Scottsdale, Arizona  85258
                                    Attention:  President

                           (ii)     If to Executive:

                                    Todd S. Brown
                                    11435 N. St. Andrews Way
                                    Scottsdale, Arizona  85254

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                  (b) Indulgences; Waivers. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with
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
respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

                  (c) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary.

                  (d) Binding Nature of Agreement, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns; provided that because the obligations of Executive hereunder involve the performance of personal services, such obligations shall not be delegated by Executive. For purposes of this Agreement, successors and assigns shall include, but not be limited to, any individual, corporation, trust, partnership, or other entity that acquires a majority of the stock or assets of Employer by sale, merger, consolidation, liquidation, or other form of transfer. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place.

                  (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

                  (f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  (g) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  (h)  Paragraph  Headings.   The  paragraph  headings  in  this
Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        DENAMERICA CORP.


                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------


                                        ----------------------------------------
                                        Todd S. Brown
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